Exhibit 1.1

5E Advanced Materials, Inc.

$15,000,000

EQUITY DISTRIBUTION AGREEMENT

March 28, 2024

Canaccord Genuity LLC

One Post Office Square, 30th Floor
Suite 3000
Boston, Massachusetts 02109

D.A. Davidson & Co.

757 3rd Ave.

New York, New York 10017

Ladies and Gentlemen:

5E Advanced Materials, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Canaccord Genuity LLC (“Canaccord”) and D.A. Davidson & Co. (“Davidson” and together with Canaccord, the “Sales Agents” and each a “Sales Agent”), as of the date first written above, as follows:

The Company has prepared and filed, or will prepare and file, as the case may be, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a “shelf” registration statement on Form S-3 under the Securities Act, including a base prospectus, relating to the securities registered pursuant to such registration statement, which registration statement incorporates by reference documents which the Company has filed, or will file, in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, and at each deemed effective date with respect to the Sales Agents pursuant to Rule 430B(f)(2) under the Securities Act (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Placement Shares (as defined below) pursuant to Rule 462(b) under the Securities Act.

Except where the context otherwise requires, “Base Prospectus,” as used herein, means any such base prospectus and any base prospectus furnished to you by the Company and attached to or used with the Prospectus Supplement (as defined below).

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Placement Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act in the form furnished by the Company to you for use by you in connection with the offering of the Placement Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement.

The Sales Agents have not offered or sold and will not offer or sell, without the Company’s consent, any Placement Shares by means of any “free writing prospectus” (as defined in Rule 405 under the Securities Act) that is required to be filed by the Sales Agents or the Company with the Commission pursuant to Rule 433 under the Securities Act.

“Issuer Free Writing Prospectuses,” as used herein, means each “issuer free writing prospectus” (as defined in Rule 433(h)(1) under the Securities Act), if any, relating to the Placement Shares.

“Disclosure Package,” as used herein, means, with respect to any Placement Shares (including the public offering price of such Placement Shares), the Prospectus and any Issuer Free Writing Prospectuses issued at or prior to the Applicable Time.

“Applicable Time,” as used herein, means, with respect to any Placement Shares, the time of sale of such Placement Shares pursuant to this Agreement.

Any reference herein to the Registration Statement, any Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, the Prospectus Supplement, or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus Supplement, or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used in this Agreement, “business day” shall mean any day other than Saturday, Sunday or a day on which the Nasdaq Global Select Market (the “Nasdaq”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

1.
Issuance and Sale of Placement Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it shall have the option, but not the obligation, to issue and sell through the Sales Agents, acting as sales agents, shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate offering price of up to $15,000,000 (the “Placement Shares”). The Placement Shares will be sold on the terms set forth herein at such times and in such amounts as the Company and the Sales Agents shall agree from time to time, provided that the number of Placement Shares to be sold shall not, at the Applicable Time, exceed the Company's then available placement capacity under any applicable listing rules of the Australian Securities Exchange (“ASX”), and the Company represents and warrants to, and agrees with, the Sales Agents that, as of each Applicable Time, the Placement Shares that are the subject of a Placement Notice will not exceed the Company's then available placement capacity under the listing rules of the ASX. The issuance and sale of the Placement Shares through the Sales Agents will be effected pursuant to the Registration Statement filed by the Company and declared effective by the Commission (or, in the case of any registration statement filed to register the offer and sale of Placement Shares pursuant to Rule 462(b) under the Securities Act, became or will become effective upon filing with the Commission).
2.
Placements.
(a)
Placement Notice. Each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify the Sales Agents by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters within which it desires to sell the Placement Shares, which shall at a minimum include the number of Placement Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals (each an “Authorized Representative”) from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agents set forth on Schedule 2 attached hereto, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon confirmation by the Sales Agents unless and until (i) the Sales Agents decline to accept the terms contained therein for any reason, in their sole discretion, in accordance with the notice requirements set forth in Section 4; provided the Sales Agents deliver written notice thereof to the Company within two (2) Trading Days after receipt of such Placement Notice, (ii) the entire amount of the Placement Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 4, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 12.

(b)
Placement Fee. The amount of compensation to be paid by the Company to the Sales Agents with respect to each Placement (exclusive of any expense reimbursement pursuant to Section 7(i)(ii)) shall be equal to 3.0% of gross proceeds from each Placement. For the avoidance of doubt, the placement fee provided for in this Section 2(b) shall not apply when the Sales Agent acts as principal, but rather such sales will be on the terms (including any selling commission payable to the Sales Agent) agreed upon by the Company and the Sales Agent.
(c)
No Obligation. It is expressly acknowledged and agreed that neither the Company nor the Sales Agents will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Sales Agents, and then only upon the terms specified therein and herein. It is also expressly acknowledged that the Sales Agents will be under no obligation to purchase Placement Shares on a principal basis. Unless otherwise provided herein, in the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice control.
3.
Sale of Placement Shares by the Sales Agents. Subject to the terms and conditions of this Agreement, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agents will use their commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company may also sell Placement Shares to the Sales Agent as principal at a price and on terms agreed upon by the Company and the Sales Agent pursuant to a separate written agreement setting forth such terms. The Company acknowledges that the Sales Agents will conduct the sale of Placement Shares in compliance with applicable law, rules and regulations including, without limitation, Regulation M under the Exchange Act, and applicable Nasdaq rules and that such compliance may include a delay in commencement of sales efforts after receipt of a Placement Notice. The Sales Agents will (i) provide written confirmation to the Company, as provided in Section 13, no later than the opening of the Trading Day (as defined below) next following the Trading Day on which they have made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Sales Agents with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, and (ii) use their commercially reasonable efforts to promptly provide such information and documentation as the Company may reasonably request to comply with any applicable listing and reporting rules of the ASX. The Sales Agents may sell Placement Shares by any method permitted by law, including without limitation (i) sales deemed to be an “at the market” offering under Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker in a transaction consummated other than on an exchange, or (ii) in negotiated transactions, including without limitation as block trades, at negotiated prices, at market prices prevailing at the time of sale or at prices related to such prevailing market prices. Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Company acknowledges and agrees that (i) there can be no assurance that the Sales Agents will be successful in selling any Placement Shares or as to the price at which any Placement Shares are sold, if at all, and (ii) the Sales Agents will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Shares for any reason other than a failure by the Sales Agents to use their commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent such Placement Shares as provided under this Section 3. For the purposes hereof, “Trading Day” means any day on which Nasdaq is open for trading.
4.
Suspension of Sales.
(a)
The Company or the Sales Agents may, upon notice to the other party in writing, by telephone (confirmed immediately by verifiable facsimile transmission or e-mail) or by e-mail notice (or other method mutually agreed to in writing by the parties), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company and the Sales Agents agree that no such notice shall be effective against the other party unless it is made to one of the individuals named on Schedule 2 hereto, as such Schedule may be amended from time to time.
(b)
Notwithstanding any other provision of this Agreement, during any period in which the Company is, or could be deemed to be, in possession of material non-public information, the Company and the Sales Agents agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares and shall suspend or cancel any effective Placement Notices, and (iii) the Sales Agent shall not be obligated to sell or offer to sell any Placement Shares.

5.
Settlement.
(a)
Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such other day as is agreed by the parties to be industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the commission or other compensation for such sales payable by the Company to the Sales Agents, as the case may be, pursuant to Section 2 hereof; and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(b)
Delivery of Placement Shares. On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting the relevant Sales Agent’s (or Sales Agents’) accounts or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Sales Agents will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date through no fault of the Sales Agents, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10 hereto, it will (i) hold the Sales Agents harmless against any loss, claim, damage, or reasonable documented expense (including reasonable documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to the Sales Agents any commission, discount, or other compensation to which it would otherwise have been entitled absent such default; provided, however, that without limiting Section 10 herein, the Company shall not be obligated to pay the Sales Agents any commission, discount or other compensation on any Placement Shares that is not possible to settle due to: (x) a suspension or material limitation in trading in securities generally on Nasdaq or (y) a material disruption in securities settlement or clearance services in the United States.
6.
Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Sales Agents that as of the date of this Agreement and as of each Applicable Time unless such representation or warranty specifies a different time:
(a)
the Registration Statement has heretofore become effective under the Securities Act or will become effective under the Securities Act prior to any sale of Placement Shares hereunder, or with respect to any registration statement to be filed to register the offer and sale of Placement Shares pursuant to Rule 462(b) under the Securities Act, will be filed with the Commission and become effective under the Securities Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Placement Shares; no stop order of the Commission preventing or suspending the use of any Base Prospectus, the Prospectus Supplement, or the Prospectus, or the effectiveness of the Registration Statement, has been issued; no notice of objection to the use of the Registration Statement by the Commission has been received by the Company; no proceedings for such purposes have been instituted or, to the Company’s knowledge, are contemplated by the Commission; and all requests for additional information on the part of the Commission have been complied with;
(b)
as of the Effective Time, the Registration Statement complied or will comply in all material respects with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Placement Shares as contemplated hereby have been satisfied, including, but not limited to, General Instruction I.B.1 of Form S-3, if applicable; the Registration Statement meets, and the offering and sale of the Placement Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act; the Registration Statement did not or will not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of the date that it is filed with the Commission, the time of purchase, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Placement Shares, in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); as of the Applicable Time and each Representation Date, the

Prospectus, as then amended or supplemented, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 6(b) or otherwise with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning the Sales Agents and furnished in writing by or on behalf of the Sales Agents to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus; each Incorporated Document, at the time such document was filed, or will be filed, with the Commission or at the time such document became or becomes effective, as applicable, complied or will comply, in all material respects, with the applicable requirements of the Exchange Act and did not or will not, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions that have been corrected in a filing that has been incorporated by reference in the Prospectus prior to the relevant Applicable Time;
(c)
as of the date of this Agreement, the Company has authorized capital stock, or will have authorized capital stock immediately following the time of purchase, as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and, as of the time of purchase the Company shall have authorized capital stock, or will have an authorized capital stock immediately following the time of purchase, as set forth in the Registration Statement, the Disclosure Package and the Prospectus; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the Placement Shares are or will be duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq;
(d)
the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Placement Shares as contemplated herein;
(e)
the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, financial condition, shareholders’ equity or results of operations of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);
(f)
(i) the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on Nasdaq and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing, (ii) to the Company’s knowledge, it is in compliance with all listing requirements of Nasdaq for the continued listing of the Common Stock on Nasdaq, (iii) CHESS Depositary Interests ("CDIs"), with each CDI representing 1/10th of a share of Common Stock, are duly listed, and admitted and authorized for trading on the Australian Securities Exchange (the “ASX”) and (iv) to the Company’s knowledge, it is in compliance with all listing requirements of the ASX for the continued listing of the CDIs on the ASX;
(g)
except as set forth in the Registration Statement, Disclosure Package or the Prospectus, the Company has no “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) other than those set forth on Schedule 3 attached hereto or on Exhibit 21 to the Company’s Annual Report on Form 10-K; except as set forth in Schedule 3 hereto or such Exhibit 21 to the Company’s Annual Report on Form 10-K, the Registration Statement or the Prospectus, the Company owns directly or indirectly all of the issued and outstanding shares of capital stock of the Subsidiaries; other than the ownership interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the bylaws or other organizational or governing documents of the Company and the Subsidiaries and all amendments thereto have been made available to you; each Subsidiary has been duly formed and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding ownership interests of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no material security interest, other encumbrance or adverse claims (in each case, other than as set forth in the Registration Statement, the Disclosure Package or the Prospectus); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except where the exercise of any such options, warrants or other rights would not, individually or in the aggregate, have a Material Adverse Effect;
(h)
the Placement Shares have been or will have been duly and validly authorized for issuance at any Applicable Time and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights, except for any such rights that have been waived; the Placement Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Delaware General Corporation Law, the Company’s certificate of incorporation or bylaws or any agreement or other instrument to which the Company is a party;
(i)
the capital stock of the Company, including the Placement Shares, conforms in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates, if any, for the Placement Shares will be in due and proper form;
(j)
this Agreement has been duly authorized, executed and delivered by the Company;
(k)
this Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus;
(l)
the execution, delivery and performance of this Agreement, the issuance and sale of the Placement Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or the Subsidiaries pursuant to) (A) the certificates of incorporation or bylaws or other organizational or governing documents of the Company or the Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiaries is a party or by which either of them or any of their respective properties may be bound or affected, (C) any applicable federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or the Subsidiaries, as applicable (including, without limitation, the rules and regulations of Nasdaq), or (E) any decree, judgment or order applicable to the Company or the Subsidiaries or any of their respective properties, except in the case of the foregoing clauses (B), (C), (D), and (E), for any such breaches, violations, defaults or events that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(m)
no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Placement Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Placement Shares under the Securities Act and the registration of the Common Stock under the Exchange Act, each of which has been or will be effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Securities Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Placement Shares are being offered by the Sales Agents, (iii)

under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by Nasdaq in the ordinary course of the offering of the Placement Shares, (v) filings with the Commission pursuant to Rule 424(b) under the Securities Act, except as have already been made, obtained or waived or where the failure to obtain any such approval, authorization, consent, order or filing would not impair the ability of the Company to issue and sell the Placement Shares or to consummate the transactions contemplated by this Agreement, (vi) filings with the Commission on Form 8-K with respect to this Agreement, or (vii) any necessary shareholder approvals for the purposes of the rules and regulations of the ASX to the extent that the number of Placement Shares exceeds, at the Applicable Time, the Company's then available placement capacity under ASX Listing Rule 7.1;
(n)
except as described in the Registration Statement, the Disclosure Package and the Prospectus or as have otherwise been waived (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, (iii) no person has the right to act as an underwriter or agent or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares; and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;
(o)
except as would not result in a Material Adverse Effect or as disclosed in the Disclosure Package, (i) the Company and each Subsidiary is conducting its business in compliance with all applicable, rules and regulations of each jurisdiction in which its business is carried on, (ii) the Company and its Subsidiaries are the registered owners of and possess, in good standing without default, all licenses, sub-licenses, certificates, rights (including, without limitation, surface rights, access rights and water rights), permits, concessions, instruments and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities or bodies that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Disclosure Package, including for the exploration of minerals; (iii) the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (iv) all of the Governmental Licenses are valid and in full force and effect; (v) neither the Company nor any Subsidiary has received notice of non-compliance, revocation, cancellation or modification of, or intention to revoke, cancel or modify any Governmental Licenses; and (vi) neither the Company nor any Subsidiary has any reason to believe that any material Governmental Licenses will not be renewed in the ordinary course;
(p)
except as set forth in the Registration Statement, the Disclosure Package or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or the Subsidiaries or any of their respective directors or “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act) , in their capacity as such, is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, Nasdaq), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or the Subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent or materially interfere with consummation of the transactions contemplated hereby;
(q)
each of PricewaterhouseCoopers LLP and BDO USA, LLP, who have certified certain consolidated financial statements of the Company and the Subsidiaries, whose reports are incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board;
(r)
the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules, and the interactive data in extensible Business Reporting Language incorporated by reference in the Registration Statement, present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ deficit (equity) of the Company and the Subsidiaries for the periods specified and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (subject, in the case of unaudited interim statements, to normal year-end audit adjustments and the exclusion or condensing of certain footnotes); the other financial data or statistical data derived from financial data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable;
(s)
except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each stock option granted under any equity incentive plan of the Company or the Subsidiaries (each, a “Stock Plan”) was granted with a per-share exercise price no less than the fair market value of a Common Share on the grant date of such option and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant and (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof or an officer of the Company duly authorized by the board of directors or authorized committee thereof to make such grants) of the Company or the Subsidiaries, as applicable, and (iii) has been properly accounted for in the Company’s financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with GAAP and disclosed therein;
(t)
except as set forth in the Registration Statement, Disclosure Package or the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material decrease in the capital stock or material increase in the outstanding indebtedness of the Company or the Subsidiaries (other than the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement, the Disclosure Package and the Prospectus) or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiaries;
(u)
neither the Company nor the Subsidiaries is and, after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Prospectus, neither of them will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended;
(v)
except as otherwise described in, or incorporated by reference into, the Registration Statement, Prospectus and the Disclosure Package, the Company and the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 6(v), Intellectual Property (as defined below)) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except those that do not materially interfere with the use or proposed use of such property by the Company or the Subsidiaries, respectively, or as would not materially or adversely affect the value of such property; all the property described in the Registration Statement, the Disclosure Package and the Prospectus as being held under lease by the Company or the Subsidiaries is held thereby under valid, subsisting and enforceable leases, except where such failure to hold such property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought;
(w)
except as otherwise described in, or incorporated by reference into, the Registration Statement, Prospectus and the Disclosure Package, the Company and the Subsidiaries own, license or have the right to use, the patents, trademarks, service marks, trade names, copyrights, trade secrets and all other intellectual property rights (“Intellectual Property”) that are used in the conduct of their respective businesses as currently conducted, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; and except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there is no infringement, misappropriation or violation by third parties of any Intellectual Property owned by the Company and its Subsidiaries; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property owned by the Company or its Subsidiaries; (iv) except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property of others and the Company is unaware of any facts which would reasonably be expected to form a reasonable basis for any such action, suit, proceeding or claim; and (v) the Company and the Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or the Subsidiaries, and all such agreements are in full force and effect;
(x)
except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned, leased or licensed by the Company or any of its Subsidiaries (collectively, “IT Systems”) (x) operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, (y) do not contain bugs, malware and other corruptants, and (z) have not malfunctioned or failed during the past three years; (ii) the Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of the IT Systems, and there have been no breaches, violations, outages or unauthorized uses of or accesses to the IT Systems that has resulted in the unauthorized use, access, misappropriation or modification of any information or data contained therein (including all personal data, personal information, personally identifiable information or personally identifiable data as those or equivalent terms are defined by applicable data privacy and security laws (“Personal Data”)); and (iii), the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;
(y)
except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its Subsidiaries use and have used all software or other code distributed under a “free,” “open source,” or similar licensing model (collectively, the “Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required any software code owned by the Company or any of its Subsidiaries to be disclosed or distributed in source code form;
(z)
the mineral projects set out at Schedule 4 are the only mineral projects (the “Material Properties”) which the Company currently considers to be “material” and the Company is the absolute legal and beneficial owner of, and has good and marketable title to each of the Material Properties, each as described in the Disclosure Package. Except as disclosed in the Disclosure Package, such interests are free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and the Company nor the Subsidiaries have received any notice of, nor does the Company otherwise have any knowledge of, any claim that might or could materially adversely affect the right thereof to use, transfer or otherwise exploit such rights;
(aa)
any and all of the agreements and other documents and instruments pursuant to which the Company and the Subsidiaries hold the Material Properties and other assets (including any option agreement or any interest in, or right to earn an interest in, any properties and assets) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Company and the Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments, nor has any such default been alleged. Neither the Material or assets (nor any option agreement or any interest in, or right to earn an interest in, any properties or assets) of the Company or the Subsidiaries are subject to any right of first refusal or purchase or acquisition rights of a third party;
(bb)
all interests in material mining claims, concessions, exploitation or extraction rights or similar rights comprising the Material Properties (“Mining Claims”) that are held by the Company or any of its  Subsidiaries are in good standing, are valid and enforceable, are free and clear of any material Liens, and no material royalty is payable in respect of any of them, except as disclosed in the Disclosure Package; except as disclosed in the Disclosure Package, no other material property rights are necessary for the conduct of the Company’s business as described therein, and there are no material restrictions on the ability of the Company and its Subsidiaries to use, transfer or otherwise exploit any such property rights except as required by applicable law; except as disclosed in the Disclosure Package, the Mining Claims held by the Company or its Subsidiaries cover the properties required by the Company for the purposes described therein;
(cc)
(i) the Company and its Subsidiaries (x) are, and, to the Company’s knowledge, at all prior times were, in material compliance with any and all applicable laws, rules, statutes and regulations relating to exploration, mining and related activities (collectively, “Mining Laws”), (y) have received and are in compliance with all permits under applicable Mining Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Mining Laws and have no knowledge of any event or condition that would reasonably be expected to result in such notice, and (ii) there are no costs or liabilities associated with Mining Laws of or relating to the Company or its Subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Disclosure Package, (x) there are no proceedings, including, but not limited to orders, rights, directives, units or judgments that are pending, or that are known to be contemplated, against the Company or any of its Subsidiaries under any Mining Laws in which a governmental entity is also a party, except as would not have, individually or in the aggregate, a Material Adverse Effect, and (y) the Company and its Subsidiaries are not aware of any non-compliance or potential non-compliance with Mining Laws, or liabilities or other obligations under Mining Laws, that could reasonably be expected to have a Material Adverse Effect;
(dd)
to the extent applicable, with respect to the information set forth or incorporated in the Disclosure Package, information relating to the Company’s estimates of mineral resources or mineral reserves has been reviewed and verified by the Company or one or more consultants to the Company as being consistent with the Company’s mineral reserve and mineral resource estimates and as true, complete and accurate as of the date such estimates were prepared, and, to the best of the Company’s knowledge, remain true, complete and accurate in all material respects as of the date hereof. To the extent applicable, the Company believes that all of the assumptions underlying such mineral reserve and mineral resource estimates were reasonable and appropriate at the time they were made;
(ee)
except as disclosed in the Disclosure Package, to the knowledge of the Company, no dispute between the Company and any local, native or indigenous group exists or is threatened or imminent with respect to any of the Company’s properties (including, without limitation, the Material Properties) or exploration activities that could reasonably be expected to have a Material Adverse Effect. The Company is not aware of any material land entitlement claims or aboriginal land claims having been asserted or any legal actions relating to aboriginal or community issues having been instituted with respect to its properties (including, without limitation, the Material Properties);
(ff)
to the knowledge of the Company, there are no material complaints, issues, proceedings, inquiries, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, which are ongoing or anticipated which could have the effect of interfering, delaying or impairing the ability to explore, develop or operate the Material Properties in a manner that would have a material impact on the Company;
(gg)
to the knowledge of the Company, there are no actions, proceedings, inquiries, work or labor disruption, protests, blockades or initiatives by non-governmental organizations, activist groups or similar entities or persons, that are ongoing or anticipated which could materially adversely affect the ability to explore or develop the operations underlying the Material Properties in a manner that would have a material impact on the Company;

(hh)
neither the Company nor the Subsidiaries is engaged in any unfair labor practice in violation of applicable law; except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or the Subsidiaries, and (ii) there has been no violation of any applicable federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder, concerning the employees of the Company or the Subsidiaries. To the Company’s knowledge, (i) no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiaries and (ii) there is no existing or imminent labor disturbance by the employees of any of the Company’s or the Subsidiaries’ respective principal suppliers, customers or contractors;
(ii)
there has been no storage, generation, transportation, handling, use, treatment, disposal, discharge, emission, contamination, release or other activity involving any kind of hazardous, toxic or other wastes, pollutants, contaminants, petroleum products or other hazardous or toxic substances, chemicals or materials (“Hazardous Substances”) by, due to, on behalf of, or caused by the Company or any Subsidiary (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any Subsidiary is or may be liable) upon any property now or previously owned, operated, used or leased by the Company or any Subsidiary, or upon any other property, which would be a violation of or give rise to any liability under any applicable law, rule, regulation, order, judgment, decree or permit, common law provision or other legally binding standard relating to pollution or protection of human health and the environment (“Environmental Law”), except for violations and liabilities which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; there has been no disposal, discharge, emission contamination or other release of any kind at, onto or from any such property or into the environment surrounding any such property of any Hazardous Substances with respect to which the Company or any Subsidiary has knowledge, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there is no pending or, to the best of the Company’s knowledge, threatened administrative, regulatory or judicial action, claim or notice of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; no property of the Company or any Subsidiary is subject to any Lien under any Environmental Law; except as disclosed in the Disclosure Package, neither the Company nor any Subsidiary is subject to any order, decree, agreement or other individualized legal requirement related to any Environmental Law, which, in any case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect;
(jj)
in the ordinary course of their businesses, the Company and the Subsidiaries periodically review the effect of Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or remediation of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, subject to maintaining adequate reserves for such costs, individually or in the aggregate, result in a Material Adverse Effect;
(kk)
the Company and each of its Subsidiaries has filed all material tax returns that are required to be filed through the date of this Agreement (taking into account any extensions thereof) and has paid all material taxes, assessments or other governmental charges required to be paid, except for taxes, assessments or charges that are currently being contested in good faith and for which the Company and each of its Subsidiaries has established adequate reserves;
(ll)
the Company and the Subsidiaries each maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice in all material respects to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and is expected to be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor the Subsidiaries have reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not reasonably be expected to result in any Material Adverse Effect;
(mm)
except as referred to or described in the Registration Statement, the Disclosure Package or the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect neither the Company nor the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement or the any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement, which threat of termination or non-renewal has not been rescinded as of the date hereof;
(nn)
the Company and its Subsidiaries each maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
(oo)
the Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the Securities Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no material adverse changes in internal controls or in other factors that would reasonably be expected to materially adversely affect internal controls; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification are complete and correct in all material respects; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and Nasdaq promulgated thereunder;
(pp)
each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith;
(qq)
all statistical or market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
(rr)
neither the Company nor the Subsidiaries nor any director or officer of the Company or the Subsidiaries, nor, to the knowledge of the Company, any employee or agent of the Company or the Subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) taken, any action, directly or knowingly indirectly, that would result in a violation by such persons or entities of the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption law (collectively, “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit in connection with the business of the Company or any of its Subsidiaries. The Company will not knowingly use the proceeds of the offering of the Placement Shares contemplated hereby in violation of Anti-Corruption Laws; and the Company and the Subsidiaries each have instituted and maintain policies and procedures reasonably designed to promote continued compliance therewith;
(ss)
the operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened;
(tt)
neither the Company nor the Subsidiaries nor any director or officer of the Company or the Subsidiaries, nor to the knowledge of the Company, any agent or employee of the Company or the Subsidiaries is (i) currently subject to or the target of any economic, financial or trade sanctions administered or enforced by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union or any European Union member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”), or (ii) operating, organized or resident in, or is engaging or has engaged in the past five years in any transaction or dealing, directly or knowingly indirectly, with a country or territory that is the target of comprehensive Sanctions or a designated state sponsor of terrorism (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Kherson, and Zaporizhzhia regions of Ukraine) (each, a “Sanctioned Jurisdiction”); and the Company will not directly or knowingly indirectly use the proceeds of the offering of the Placement Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to the Subsidiaries, any joint venture partner or other person or entity (i) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any person that is the target of Sanctions, or in any Sanctioned Jurisdiction, or (ii) in any manner that would reasonably be expected to result in the violation of any Sanctions applicable to any party hereto;
(uu)
none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in the Registration Statement and the Prospectus;
(vv)
at each Applicable Time, the issuance and sale of the Placement Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any share of preferred stock of the Company, except as have been otherwise waived;
(ww)
except pursuant to this Agreement, neither the Company nor the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;
(xx)
neither the Company nor the Subsidiaries nor any of their respective directors, officers, affiliates or, to the Company’s knowledge, any controlling persons of such affiliates, has taken, directly or indirectly, any action designed, or which has constituted or would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares in violation of Regulation M under the Exchange Act;
(yy)
to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 10% or greater security holders, except as set forth in the

Registration Statement. All of the information (including, but not limited to, information regarding affiliations, security ownership and trading activity) provided to the Sales Agents or their counsel by the Company, its officers and directors and the holders of any securities (debt or equity) or warrants, options or rights to acquire and securities of the Company in connection with the filing to be made and other supplemental information to be provided to FINRA pursuant to FINRA Rule 5110 in connection with the transactions contemplated by this Agreement is true, complete and correct;
(zz)
(i) no Plan (as defined below) is, and none of the Company, the Subsidiaries or the ERISA Affiliates (as defined below) has within the past six years sponsored, maintained, participated in, contributed to, or had any obligation (contingent or otherwise) with respect to a (A) “multiemployer plan” within the meaning of Section 3(37) of ERISA, (B) pension plan subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”), (C) “single-employer plan” with two or more contributing sponsors within the meaning of Section 4063 or 4064 of ERISA or a plan maintained by more than one employer within the meaning of Section 413(c) of the Code or (D) “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; and (ii) except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each “employee benefit plan” (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) and each other bonus, stock option, stock purchase, other equity or other incentive, savings, retirement, employment, individual consulting, change of control, health benefit, welfare, retention, severance, deferred compensation, employee loan, educational assistance, fringe benefit or other employee benefit plan, agreement or program (including each such plan, agreement or program that is not subject to US law), in each case which is sponsored, maintained, contributed to or required to be contributed to by the Company or the Subsidiaries or with respect to which the Company or any Subsidiary has any current or potential liability (each, a “Plan”) has been established, maintained, administered, and funded in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (B) each Plan and related trust that is intended to be qualified under Section 401(a) of the Code or tax-exempt under Section 501(a) of the Code is so qualified or exempted and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification or exemption; (C) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in any liability to the Company or the Subsidiaries; and (D) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, other than transactions effected pursuant to a statutory or administrative exemption. “ERISA Affiliate,” as used herein, means, with respect to the Company or the Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or the Subsidiaries is a member;
(aaa)
the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction, except as otherwise disclosed to the Sales Agents;
(bbb)
the Company has not relied on the Sales Agents or legal counsel for the Sales Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares;
(ccc)
from the time of the initial filing of the Company’s first registration statement with the Commission through the date of this Agreement, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act;
(ddd)
the Company has received a “no objections letter” from FINRA in respect of the Registration Statement; and
(eee)
there is no material franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; insofar as such descriptions summarize legal matters, agreements, documents or proceedings discussed therein, such descriptions are materially accurate and fair summaries of such legal matters, agreements, documents or proceedings. Neither the Company nor any Subsidiary has received any notification from any party claiming that the Company or such Subsidiary is in breach or default under any contract or agreement, except which default or breach would not reasonably be expected to result in a Material Adverse Effect.

In addition, any certificate signed by any officer of the Company and delivered to the Sales Agents or counsel for the Sales Agents in connection with the offering of the Placement Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to the Sales Agents.

7.
Covenants of the Company. The Company covenants and agrees with the Sales Agents that:
(a)
Registration Statement Amendments. After the date of this Agreement and during the period in which a prospectus relating to the Placement Shares is required to be delivered by the Sales Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), (i) the Company will notify the Sales Agents promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will file promptly all other material required to be filed by it with the Commission pursuant to Rule 433(d) under the Securities Act; (iii) it will prepare and file with the Commission, promptly upon the Sales Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that upon written request by the Sales Agents, in the Company’s reasonable opinion based upon the advice of counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by the Sales Agents (provided, however, that the failure of the Sales Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agents’ right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will submit to the Sales Agents a copy of any amendment or supplement to the Registration Statement or Prospectus a reasonable period of time before the filing thereof and will afford the Sales Agents and the Sales Agents’ counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed; provided that the Company has no obligation to provide the Sales Agents any advance copy of such filing or to provide the Sales Agents an opportunity to comment on such filing if such filing does not name the Sales Agents and does not reference the transactions contemplated hereby.
(b)
Notice of Commission Stop Orders. The Company will advise the Sales Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Placement Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Placement Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Placement Shares by the Sales Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement); provided, however, that the Company may delay any such amendment or supplement or new Registration Statement if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so.
(c)
Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Placement Shares is required to be delivered by the Sales Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates all reports required to be filed by it with the Commission pursuant to Sections 13(a), 13(c), 15(d), if applicable, or any other provision of or under the Exchange Act. If during such period any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, to further amend or supplement the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus in order to comply with the requirements of the Securities Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Sales Agents to cease the solicitation of offers to purchase the Placement Shares in a Sales Agent’s capacity as agent, and, in either case, the Company will promptly prepare and file (at the expense of the Company) with the Commission such amendment or supplement, whether by filing documents pursuant to the Securities Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Issuer Free Writing Prospectus comply with such requirements.
(d)
Nasdaq Filings. In connection with the offering and sale of the Placement Shares, the Company will file with Nasdaq all documents and notices, and make all certifications, required by Nasdaq of companies that have securities that are listed on Nasdaq.
(e)
Listing of Placement Shares. Prior to the date of the first Placement Notice, the Company shall have filed a Listing of Additional Shares Notification Form with Nasdaq.
(f)
Maintenance of Listings; Reservation of Common Stock. (a) The Company will use its commercially reasonable efforts to maintain the listing of the Placement Shares on Nasdaq; and (b) the Company will reserve and keep available at all times, the number of shares of Common Stock as necessary for the purpose of enabling the Company to satisfy its obligations under this Agreement with respect to any Placement Notice.
(g)
Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agents and their counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Sales Agents may from time to time reasonably request and, at the Sales Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of Placement Shares may be made; provided, however, that the Company’s obligations under this Agreement to furnish, provide or deliver or make available (and all other reference of like import) copies of any report or statement shall be deemed satisfied if the same is filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).
(h)
Earnings Statement. The Company will make generally available to its security holders as soon as reasonably practicable, but in any event not later than 15 months after the end of the Company’s current fiscal year, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 7(h).
(i)
Expenses.
(i)
The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses incident to the performance of its obligations hereunder, including, but not limited to, (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto and each Issuer Free Writing Prospectus, (ii) the preparation, issuance and delivery of the Placement Shares and any taxes payable in connection therewith, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Placement Shares under the securities or blue sky laws of such states or other jurisdictions (domestic or foreign) as the Sales Agents may reasonably designate (including filing fees and the reasonable legal fees and disbursements of counsel to the Sales Agents in connection therewith), (v) the printing and delivery to the Sales Agents of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, in each case, as reasonably requested by the Sales Agents, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on Nasdaq, and (vii) any filing related to the Commission and FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Sales Agents in connection therewith).
(ii)
Notwithstanding the foregoing, the Company shall reimburse the Sales Agents for their reasonable and documented expenses arising out of this Agreement (including the reasonable and documented fees and disbursements of counsel to the Sales Agents) within ten (10) days of the presentation by the Sales Agents to the Company of a reasonably detailed statement therefore (but in any case, not more than on a quarterly basis). Such amount reimbursable pursuant to this subparagraph (ii) shall not exceed (A) $100,000 in connection with the execution of this Agreement and the Company’s delivery of the initial certificate pursuant to Section 7(p) and (B) $30,000 in connection with each Representation Date (as defined below) that occurs as a result of the circumstances described in Section 7(p)(ii) and 7(p)(iii).
(j)
Use of Proceeds. The Company will use the net proceeds from the sale of the Placement Shares under this Agreement as described in the Prospectus.
(k)
Other Sales. Without the prior written consent of the Sales Agents (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will not (A) directly or indirectly, offer to sell, sell, announce the intention to sell, contract to sell, pledge, lend, grant or sell any option, right or warrant to sell or any contract to purchase, purchase any contract or option to sell or otherwise transfer or dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8, a new “shelf” registration statement on Form S-3 or any amendments or supplements to existing Registration Statements on Form S-3 or any new Registration Statements on Form S-1 or S-3 in replacement thereof or pursuant to registration requirements of the Company in existence on the date hereof), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with shares of Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, in each case, during the period beginning on the date on which any Placement Notice is delivered by the Company hereunder and ending on the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or the date of termination of such Placement Notice, if earlier). The foregoing sentence shall not apply to (i) Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options, restricted share awards, restricted share unit awards, shares of Common Stock issuable upon vesting of restricted share unit awards, or other equity awards or shares of Common Stock issuable upon exercise or vesting of equity awards, pursuant to any employee or director (x) equity award or benefits plan or otherwise approved by the Company’s Board of Directors or a duly authorized committee thereof, (y) share ownership or share purchase plan or (z) dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented, (ii) shares of Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof or otherwise disclosed in the Registration Statement, Disclosure Package or Prospectus, (iii) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issuable as consideration for mergers, acquisitions, other business combinations, joint ventures, collaborations or strategic alliances occurring after the date of this Agreement which are not used for capital raising purposes and (iv) any modification of any options or warrants of any rights to purchase or acquire shares of Common Stock outstanding on the date hereof.
(l)
Change of Circumstances. Without the prior written consent of the Sales Agents (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will not directly or indirectly conduct any other “at the market” transaction related to any shares Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement or, for the avoidance of doubt, sales pursuant to any future equity line of credit) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock prior to the later of the termination of this Agreement and the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice.
(m)
Due Diligence Cooperation. The Company will comply with the Due Diligence Protocols attached hereto on Schedule 5 and will cooperate with any reasonable due diligence review requested by the Sales Agents at or before a Representation Date on which the Company is required to provide a certificate pursuant to Section 7(p) or their respective agents, including, without limitation, providing information and making available documents and the Company’s senior corporate officers, as the Sales Agents may reasonably request; provided, however, that the Company shall be required to make available senior corporate officers only (i) by telephone or at the Company’s principal offices and (ii) during ordinary business hours.
(n)
Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.
(o)
Required Filings Relating to Placement of Placement Shares. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is filed by the Company in respect of any quarter in which sales of Placement Shares were made by the Sales Agents under this Agreement, the Company shall set forth in such Form 10-K or Form 10-Q with regard to such relevant prior period the number of Placement Shares sold through the Sales Agents under this Agreement and the Net Proceeds received by the Company with respect to sales of Placement Shares pursuant to this Agreement.
(p)
Representation Dates; Officer’s Certificate. During the term of this Agreement, on or prior to the date the Company first delivers a Placement Notice hereunder, and each time the Company (i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K); (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a current report on Form 8-K containing amended or other historical financial information (other than an earnings release to “furnish” information pursuant to items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish the Sales Agents (but in the case of clause (iv) above only if the Sales Agents reasonably determines that the financial information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit A (the “Officer’s Certificate”). The requirement to provide a certificate under this Section 7(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date following the delivery of such Placement Notice; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.

Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Agents with an Officer’s Certificate under this Section 7(p), then before the Company delivers the Placement Notice or the Sales Agents sell any Placement Shares, the Company shall provide the Sales Agents with an Officer’s Certificate, dated the date of the Placement Notice.

(q)
Legal Opinions. On or prior to the date a Placement Note is first delivered under this Agreement (and thereafter upon either the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder or each Representation Date for which the Company is required to provide a certificate pursuant to Section 7(p)), the Company will furnish or cause to be furnished to the Sales Agents the written opinion letter and negative assurance of Latham & Watkins LLP, U.S. counsel to the Company, dated as of the date that certificate pursuant to Section 7(p) is required to be delivered, as the case may be, in a form and substance reasonably satisfactory to the Sales Agents and their counsel, or, in lieu of such opinion and negative assurance, counsel last furnishing such opinion and negative assurance to the Sales Agents shall furnish the Sales Agents with a letter substantially to the effect that the Sales Agents may rely on such last opinion and negative assurance to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).
(r)
Comfort Letters. On or prior to the date a Placement Note is first delivered under this Agreement (and thereafter upon either the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and as promptly as reasonably practicable following each Representation Date for which the Company is required to provide a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company shall cause each of (i) PricewaterhouseCoopers LLP, and (ii) solely with respect to the Initial Comfort Letter (as defined below) but not as to any subsequent Representation Dates, BDO USA, LLP, to furnish the Sales Agents a letter dated the date of such commencement or recommencement or the date of such Representation Date (but in the case of clauses (i) and (iv) of Section 7(p) above, only if the Sales Agents reasonably determine that the information contained in such filings with the Commission contains a material change in the financial disclosure of the Company), as the case may be (the “Comfort Letters”), in form and substance reasonably satisfactory to the Sales Agents, (i) confirming that they are registered independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of the firm with respect to the financial information and other matters included in or incorporated by reference in the Registration Statement as ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters.
(s)
Chief Financial Officer’s Certificate. On or prior to the date a Placement Note is first delivered under this Agreement (and thereafter upon either the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder or each Representation Date for which the Company is required to provide a certificate in the form and substance reasonably satisfactory to the Sales Agents and their counsel in connection with the filing by the Company of Form 10-K or 10-Q), the Company will furnish a certificate (a “Chief Financial Officer’s Certificate) dated such date, from the Chief Financial Officer of the Company, stating, as of such date, the conclusions and findings of such individual, in their capacity as Chief Financial Officer of the Company, with respect to certain historical financial information reasonably requested by the Sales Agents not otherwise covered by a Comfort Letter.
(t)
Market Activities. The Company will not in violation of Regulation M or other applicable law, directly or indirectly (without giving effect to the activities of the Sales Agents), (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares or (ii) sell, bid for, or purchase the Placement Shares, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agents. If, at the time of execution of this Agreement, the Company’s Common Stock is not an “actively traded security” exempted from the requirements of Rule 101 of Regulation M by subsection (c)(1) of such rule, the Company shall notify the Sales Agents at the time the Common Stock becomes an “actively traded security” under such rule. Furthermore, the Company shall notify the Sales Agents immediately if the Common Stock, having once qualified for such exemption, ceases to so qualify.
(u)
Securities Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.
(v)
No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and the Sales Agents in their capacity as principals or agents hereunder, neither the Sales Agents nor the Company (including its agents and representatives, other than the Sales Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed by it with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.
(w)
Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Sales Agents, to qualify the Placement Shares for offering and sale, or to obtain an exemption for the Placement Shares to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Sales Agents may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Shares have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Shares (but in no event for less than one year from the date of this Agreement).

(x)
Sarbanes-Oxley Act. The Company and the Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) provide that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company and the Subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Company or the Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.
(y)
Consent to Trading. The Company consents to the Sales Agents trading in compliance with applicable law, in the Common Stock of the Company for the Sales Agents’ own respective accounts and for the accounts of their respective clients at the same time as sales of Placement Shares occur pursuant to this Agreement.
(z)
Secretary’s Certificate; Further Documentation. On or prior to the date of the first Placement Notice, the Company shall deliver to the Sales Agents a certificate of the Secretary of the Company and attested to by an executive officer of the Company, dated as of such date, certifying as to (i) the Certificate of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iv) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement. On each date on which the Company is required to deliver a certificate pursuant to Section 7(p), the Company shall deliver to the Sales Agents such appropriate further information, opinions, certificates, letters and other documents as the Sales Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.
(aa)
Communications and Filings. The Company will furnish or make available to the Sales Agents upon their reasonable request (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q, 8-K or such other similar form as may be designated by the Commission, and to furnish the Sales Agents from time to time such other information as the Sales Agents may reasonably request regarding the Company or its Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Sales Agents, as applicable; provided, however, that the Company shall have no obligation to provide the Sales Agents with any document filed on EDGAR.
8.
Additional Representations and Covenants of the Company.
(a)
Issuer Free Writing Prospectuses.
(i)
The Company represents that it has not made, and covenants that, unless it obtains the prior written consent of the Sales Agents, it will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus required to be filed by it with the Commission or retained by the Company under Rule 433 of the Securities Act; except as set forth in a Placement Notice, no use of any Issuer Free Writing Prospectus has been consented to by the Sales Agents. The Company agrees that it will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. Notwithstanding the foregoing, the Company agrees that no Issuer Free Writing Prospectus may be used for so long as the Company is an “ineligible issuer” as defined under Rule 405 of the Securities Act.
(ii)
The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus. In addition, no Issuer Free Writing Prospectus, if any, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Sales Agents intended for use therein.
(iii)
The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Sales Agents and, if requested by the Sales Agents, will prepare and furnish without charge to the Sales Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by the Sales Agents intended for use therein.
(b)
Distribution of Offering Materials. The Company has not distributed and will not distribute, during the term of this Agreement, any offering materials in connection with the offering and sale of the Placement Shares other than the Registration Statement, Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by the Sales Agents and included in a Placement Notice (as described in clause (a)(i) above).
9.
Conditions to the Sales Agents’ Obligations. The obligations of the Sales Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein and in the applicable Placement Notices, to the due performance by the Company of its obligations hereunder, and to the continuing satisfaction (or waiver by the Sales Agents in their sole discretion) of the following additional conditions:
(a)
Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by the Sales Agents and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.
(b)
No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement, the response to which might reasonably require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state or foreign or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(i)
receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.
(c)
No Misstatement or Material Omission. The Sales Agents shall not have advised the Company that Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agents’ opinion is material, or omits to state a fact that in the Sales Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)
Material Changes. Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized share capital of the Company and its Subsidiaries, or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the sole judgment of the Sales Agents (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.
(e)
Certificates. The Sales Agents shall have received the certificates required to be delivered pursuant to Section 7(p) and Section 7(s) on or before the date on which delivery of such certificate is required pursuant to Section 7(p) and Section 7(s).
(f)
Legal Opinions. The Sales Agents shall have received the opinions and letters of counsel to the Company required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinions and letters are required pursuant to Section 7(q). In addition, the Sales Agents shall have received the written opinion letter and negative assurance letter of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Sales Agents, on such dates and with respect to such matters as the Sales Agents may reasonably request.
(g)
Comfort Letters. The Sales Agents shall have received the Comfort Letters required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such letters is required pursuant to Section 7(r).
(h)
Approval for Listing; No Suspension. The Placement Shares shall have either been (i) approved for listing, subject to notice of issuance, on Nasdaq, or (ii) the Company shall have filed an application for listing of the Placement Shares on Nasdaq at or prior to the issuance of the Placement Notice. Trading in the Common Stock shall not have been suspended on Nasdaq.
(i)
Other Materials. On each date on which the Company is required to deliver an Officer’s Certificate pursuant to Section 7(p), the Company shall have furnished to the Sales Agents such certificates, opinions and documents as the Sales Agents may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish the Sales Agents with such conformed copies of such opinions, certificates, letters and other documents as the Sales Agents shall reasonably request.
(j)
Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(k)
No Termination Event. This Agreement shall not have been terminated pursuant to Section 12(a).
10.
Indemnification and Contribution.
(a)
Company Indemnification. The Company will indemnify and hold harmless each Sales Agent and each person, if any, who controls either Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which a Sales Agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus, or the Disclosure Package a material fact required to be stated in it or necessary to make the statements in it not misleading, and will reimburse the Sales Agents for any reasonable and documented legal expenses of counsel for the Sales Agents and one set of local counsel in each applicable jurisdiction for which representation by such local counsel is a requirement for all of the Sales Agents, and for other expenses reasonably incurred by the Sales Agents in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by and through the Sales Agents expressly for use therein. The Company hereby acknowledges that the only information that each Sales Agent has furnished to the Company expressly for use in the Registration Statement, the Prospectus, any Prospectus Supplement or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) are the statements set forth in the ninth and tenth paragraphs under the caption “Plan of Distribution” in the Prospectus.
(b)
Sales Agent Indemnification. Each Sales Agent, severally but not jointly, will indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any supplement thereto, the Disclosure Package or the Issuer Free Writing Prospectus, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by and through the Sales Agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)
Procedure. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify such indemnifying party in writing of the institution of such action and such indemnifying party shall, at its option, elect to assume the defense of such action, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise to the extent it is not materially prejudiced as a result thereof. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such action or such indemnified party or (iii) the use of counsel chosen by the Company to represent the indemnified parties would, in the reasonable opinion of the indemnified parties counsel, present the Company’s counsel with a conflict of interest or (iv) parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable to the expenses of more than one separate counsel (in addition to any required local counsel) in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim affected without its written consent, which consent shall not be unreasonably withheld.
(d)
Contribution. If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agents on the other from the offering of the Placement Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Sales Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Sales Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts, commissions and other fees received by the Sales Agents. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Sales Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Sales Agents agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Sales Agents shall not be required to contribute any amount in excess of the amount by which the total price at which the Placement Shares distributed to the public by it were offered to the public exceeds the amount of any damages which the Sales Agents have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Sales Agents’ respective obligations to contribute pursuant to this Section 10(d) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.
(e)
Obligations. The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Sales Agent within the meaning of the Securities Act; and the obligations of the Sales Agents under this Section 10 shall be in addition to any liability which the Sales Agents may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.
11.
Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Sales Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.
12.
Termination.
(a)
The Sales Agents shall have the right to terminate this Agreement at any time by giving notice as hereinafter specified if (i) any Material Adverse Effect has occurred, or any development that is reasonably expected to cause a Material Adverse Effect has occurred or any other event has occurred which, in the sole judgment of the Sales Agents, may materially impair the Sales Agents’ ability to proceed with the offering to sell the Placement Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any material agreement on its part to be performed hereunder, (iii) any other condition of the Sales Agents’ obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Common Stock of the Company on Nasdaq shall have occurred; or (v) there has occurred any material adverse change in the financial markets of the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgement of the Sales Agents, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(i) (Expenses), Section 10 (Indemnification and Contribution), Section 11 (Representations and Agreements to Survive Delivery), Section 12(f) (Termination), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Sales Agents elect to terminate this Agreement as provided in this Section 12(a), the Sales Agents shall provide the required notice as specified in Section 13 (Notices).
(b)
The Company shall have the right to terminate this Agreement in its sole discretion at any time by giving three (3) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(i), Section 10, Section 11, Section 12(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.
(c)
In addition to, and without limiting the Sales Agents’ rights under Section 12(a), either Sales Agent shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement by giving ten (10) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(i), Section 10, Section 11, Section 12(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the termination by one Sales Agent of its rights and obligations under this Agreement pursuant to this Section 12(c) shall not affect the rights and obligations of the other Sales Agent under this Agreement.
(d)
This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), 12(b) or 12(c) above or otherwise if the entire amount of the Placement Shares have been sold or by mutual agreement of the parties; provided that any such termination due to the sale of the entire amount of the Placement Shares or by mutual agreement shall in all cases be deemed to provide that Section 7(i), Section 10, Section 11, Section 12(f), Section 16 and Section 17 shall remain in full force and effect.
(e)
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.
(f)
In the event that the Company terminates this Agreement, as permitted under Section 12(b), the Company shall be under no continuing obligation pursuant to this Agreement to utilize the services of the Sales Agents in connection with any sale of securities of the Company or to pay any compensation to the Sales Agents other than compensation with respect to sales of Placement Shares subscribed on or before the termination date and the Company shall be free to engage other placement agents and underwriters from and after the termination date with no continuing obligation to the Sales Agents.
13.
Notices. All notices or other communications other than a Placement Notice required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to the Sales Agents, shall be delivered to:

Canaccord Genuity LLC

One Post Office Square, 30th Floor

Suite 3000

Boston, Massachusetts 02109

Attention: General Counsel

and:

D.A. Davidson & Co.

757 3rd Ave.

New York, New York 10017

Attention: atmexecution@dadco.com

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center,

Boston, Massachusetts 02111

Attention: John Rudy, Esq. & Sahir Surmeli, Esq.

E-mail: jrudy@mintz.com & ssurmeli@mintz.com

or if sent to the Company, shall be delivered to:

5E Advanced Materials, Inc.

9329 Mariposa Road, Suite 210

Hesperia, CA 92344

Attention: Paul Weibel, Chief Financial Officer

Email: pweibel@5eadvancedmaterials.com

with a copy to:

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626-1925

Attention: Drew Capurro

Email: Drew.Capurro@lw.com

Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 P.M., New York City time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier, and (iii) on the business day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid).

14.
Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agents and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of either of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that either Sales Agent may assign its rights and obligations hereunder to an affiliate of such Sales Agent qualified to perform such Sales Agent’s obligations under this Agreement without obtaining the Company’s consent.
15.
Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agents. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
16.
Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of

New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
17.
Waiver of Jury Trial. The Company and the Sales Agents hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.
18.
Absence of Fiduciary Duties. The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that the Sales Agents have not been engaged by the Company to provide, and have not provided, financial advisory services in connection with the terms of the offering and sale of the Placement Shares nor have the Sales Agents assumed at any time a fiduciary relationship to the Company in connection with such offering and sale. The Company hereby waives, to the fullest extent permitted by law, any claims it may have against the Sales Agents for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Sales Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of Company.
19.
Research Analyst Independence. The Company acknowledges that the Sales Agents’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Sales Agent’s respective research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the Sales Agent’s respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Sales Agent with respect to any conflict of interest that may arise from the fact that the views expressed by their respective independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Sales Agent’s respective investment banking divisions. The Company acknowledges that each of the Sales Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
20.
Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Agent to properly identify its clients.
21.
Recognition of the U.S. Special Resolutions Regimes.
(a)
In the event that any Sales Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Sales Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that any Sales Agent that is a Covered Entity or a BHC Act Affiliate of such Sales Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Sales Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)
As used in this Section 21:

(i)
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii)
“Covered Entity” means any of the following:
(A)
a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(B)
a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(C)
a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
22.
Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent to or approval of any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
23.
Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
24.
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Facsimile, PDF copies or other electronic transmission of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein, please indicate your agreement by countersigning this Agreement in the space provided below.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company and the Sales Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Sales Agents.

Very truly yours,

5E ADVANCED MATERIALS, INC.

By:	/s/ Susan Brennan
Name: Susan Brennan
Title: Chief Executive Officer

ACCEPTED as of the date first-above written:

CANACCORD GENUITY LLC

By:	/s/ Daniel Coyne
Name: Daniel Coyne
Title: Co-Head of U.S. Investment Banking

D.A. DAVIDSON & CO.

By:	/s/ James Keckler
Name: James Keckler
Title: Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

Via Email Only

(No Facsimile / No Voicemail)

From:	5E Advanced Materials, Inc.

To:	Canaccord Genuity LLC
D.A. Davidson & Co.

Attention:	[ ] [ ]

Date:	_______, _________

Subject:	Equity Distribution Agreement – Placement Notice

Ladies / Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among 5E Advanced Materials, Inc., a Delaware corporation (“Company”), and Canaccord Genuity LLC and D.A. Davidson & Co. (the “Sales Agents”) dated March 28, 2024 (the “Agreement”), the Company hereby requests that the Sales Agents sell up to [_____] shares of common stock, $0.01 par value per share, of the Company, at a minimum market price of $[___] per share. Sales should begin on the date of this Placement Notice and shall continue until [Date] / [all shares are sold].

SCHEDULE 2

NOTICE PARTIES

5E Advanced Materials, Inc.

Susan Brennan

sbrennan@5eadvancedmaterials.com

Paul Weibel

pweibel@5eadvancedmaterials.com

Sales Agents

Canaccord Genuity LLC

Jennifer Pardi

jpardi@cgf.com

Brian O’Connor

boconnor@cgf.com

Dan Coyne

dcoyne@cgf.com

D.A. Davidson & Co.

Timothy Monfort

tmonfort@dadco.com

James Keckler

jkeckler@dadco.com

SCHEDULE 3

SUBSIDIARIES

Name	Jurisdiction
American Pacific Borates Pty Ltd.	Australia
5E Boron Americas, LLC (f/k/a Fort Cady (California) Corporation)	Delaware

SCHEDULE 4

MATERIAL PROPERTIES

1.
The Fort Cady Project (as defined in the Company’s Form 10-K for the year ended June 30, 2023, as amended).

SCHEDULE 5

DUE DILIGENCE PROTOCOLS

Set forth below are guidelines for use by the Company and the Sales Agents in connection with the Sales Agents’ continuous due diligence efforts in connection with the sale and distribution of the Placement Shares pursuant to the Agreement. For the avoidance of doubt, the Company has agreed that no sales under the Agreement will be requested or made at any time the Company is, or could be deemed to be, in possession of material non-public information with respect to the Company.

1. On or immediately prior to each Representation Date, in addition to the documents provided pursuant to Section 7(p), Section 7(q), Section 7(r), and Section 7(s) of the Agreement, as applicable, the Sales Agents expect to conduct a “bring-down” due diligence call with the appropriate business, financial, and legal representatives of the Company and representatives of the Company’s independent accountants.

The foregoing is an expression of current intent only, and shall not in any manner limit the Sales Agents’ rights under the Agreement, including the Sales Agents’ right to require such additional due diligence procedures as the Sales Agents may reasonably request pursuant to the Agreement.

EXHIBIT A

OFFICER’S CERTIFICATE

[date]

I, [ ], the Chief Executive Officer of 5E Advanced Materials, Inc., a Delaware (the “Company”), do hereby certify in such capacity and on behalf of the Company pursuant to Section 7(p) of the Equity Distribution Agreement dated March 28, 2024 (the “Distribution Agreement”) among the Company and Canaccord Genuity LLC and D.A. Davidson & Co. Inc., to the best of my knowledge that:

1. The representations and warranties of the Company in Section 6 of the Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

2. The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Distribution Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first set forth above.

By:

Name:

Title:

[Signature Page to EDA Officer’s Certificate]